 OHR Pharmaceutical Inc. 8-k

Exhibit 99.1

Ohr Pharmaceutical Announces Closing of SKS Ocular Acquisition;

Strengthens Executive Management Team

Jason Slakter, MD Appointed Chief Medical Officer

Glenn L. Stoller, MD Appointed Chief Scientific Officer

Peter K. Kaiser, MD Appointed as Senior Vice President of Product Development

NEW YORK, New York – June 2, 2014 – Ohr Pharmaceutical, Inc. (NasdaqCM: OHRP), a research and development company with a primary focus in ophthalmology, today announced the closing of its previously announced acquisition of the assets of SKS Ocular LLC. In connection with this transaction, three of the cofounders of SKS Ocular are being appointed to senior management and advisory roles at Ohr. Jason Slakter, MD has been appointed Chief Medical Officer and is expected to join the Board of Directors. Dr. Glenn L. Stoller has been appointed Chief Scientific Officer. Dr. Peter K. Kaiser, will serve as Senior Vice President of product development.

“We are thrilled to complete the acquisition of SKS Ocular and have such a highly accomplished team of ophthalmologists join Ohr Pharmaceutical,” said Dr. Irach Taraporewala, Chief Executive Officer of Ohr Pharmaceutical. “This acquisition is transformative for our Company, as it complements our Squalamine Eye Drop program currently in Phase II trials for back-of-the-eye diseases, with a pipeline of pre-clinical drug candidates based on a proprietary, sustained-release technology platform to treat glaucoma, ocular allergy, and other ophthalmic indications.”

“Drs. Slakter, Stoller, and Kaiser have been at the forefront of ophthalmic research and development for many years,” Dr. Taraporewala continued. “They each have extensive experience in the development, regulatory approval, and commercialization of pharmaceutical products to treat eye diseases. As we continue to develop Squalamine Eye Drops and move forward with our newly expanded pipeline, it is critical that we have the right executive management team in place to oversee and manage these activities.”

Dr. Jason S. Slakter is an internationally recognized retinal and macular disease specialist. In addition to being a cofounder of SKS Ocular LLC, Dr. Slakter is the Founder and Director of the Digital Angiography Reading Center (DARC) in New York, which is one of the largest centers for ocular image evaluation for clinical trials of posterior segment disease with over 800 certified clinical sites in over 44 countries worldwide. The DARC model for digital imaging, electronic image management and assessment has become the industry standard for ophthalmic clinical trials. Dr. Slakter has been involved extensively in the design and application of new diagnostic and treatment modalities for ophthalmic diseases. As Director of DARC, a principal investigator of many clinical trials, and a pharmaceutical industry consultant, Dr. Slakter has played a major role in the discovery, development and commercialization of treatments for age-related macular degeneration, diabetic retinopathy, retinal vascular disease, central serous chorioretinopathy and other retinal diseases. He has provided critical assistance in the design of clinical trials at all stages of development, and has participated in numerous meetings with the FDA. In addition, Dr. Slakter has served as Chief Medical Officer for Potentia Pharmaceuticals from its inception. Dr. Slakter is a member of The Macula Society, The Retina Society, and The American Society of Retina Specialists, and he was the founding editor of the Retinal Physician journal. He has been the recipient of many awards including The Macula Society’s Richard and Hinda Rosenthal Award for outstanding contribution to the treatment of ocular disease by an individual under the age of 45, and the 2003 Helen Keller Manhattan League Award. Dr. Slakter is a Clinical Professor of Ophthalmology at New York University School of Medicine and is in clinical practice at the Vitreous-Retina-Macula Consultants of New York where he is partner.

Dr. Glenn L. Stoller is a nationally recognized retina specialist, medical scientist and innovator. In addition to being a cofounder of SKS Ocular LLC, Dr. Stoller has participated in all stages of preclinical and clinical development for therapeutics and devices as well as and post-approval sales and marketing. As a principal investigator, pharmaceutical industry consultant, and scientific advisory board member, he has participated in over 40 clinical trials for ocular diseases including wet age-related macular degeneration, dry age-related macular degeneration, diabetic retinopathy, and retinal venous occlusive disease. Dr. Stoller led Lpath Ocular and oversaw the preclinical and clinical development of iSONEP, from inception through a development and commercialization partnership with Pfizer. He led the non-GLP and IND enabling studies for iSONEP leveraging relationships with biotech companies, contract research organizations, and academia. He was actively involved in all aspects of the iSONEP ocular program, including formulation, toxicology and CMC. He played a key role in the design and development of clinical protocols and presentation of the program to the FDA. Dr. Stoller currently serves as a member of the Pfizer-Lpath Joint Development Committee. He played a key role in establishing that bioactive lipids are mediators of human retinal disease. He is a member of the major medical organizations in his field including The Retina Society and The American Society of Retina Specialists. He is currently a Steering Committee Member of the American Academy of Ophthalmology’s Ophthalmic Registry Work Group where he serves as the sole representative for The Macula Society, The Retina Society and The American Society of Retina Specialists. He has served as Editorial Board Member of The American Academy Of Ophthalmology.

Dr. Peter K. Kaiser is an internationally recognized vitreoretinal specialist and a leader in ophthalmic pharmaceutical development. In addition to being a cofounder of SKS Ocular LLC, Dr. Kaiser has been a principal investigator in over 50 trials evaluating new treatments for AMD, DR, and other retinal disorders, and Study Chairman of 7 major, multi-center, international clinical trials. He has participated in the preparation of regulatory filings and presentations to the FDA for Regeneron, and Thrombogenics. Dr. Kaiser is the founder and director of the Digital Optical Coherence Tomography Reading Center (DOCTR), which is the OCT coordinating center for numerous multicenter clinical trials. He serves on the scientific advisory boards of Bayer, Novartis, Digisight, Genentech, GlaxoSmithKline, Allegro, Alcon, Allergan, Regeneron, Bausch and Lomb, Thrombogenics, Alimera, Oraya, Ophthotech, and Kanghong. He is a National Institute of Health RO1 funded investigator and leads a team involved in the evaluation of vascular biology in age-related macular degeneration and diabetic retinopathy. He has authored six ophthalmology textbooks, and more than 200 peer-reviewed papers. He is Editor-in-Chief of Retinal Physician, Associate Editor of International Ophthalmology Clinics, and serves on the editorial boards of American Journal of Ophthalmology, Retina, Retina Today, and Ocular Surgery News. Dr. Kaiser has been recognized by the American Academy of Ophthalmology and American Society of Retina Specialists with both Achievement and Senior Achievement Awards.

Simultaneously with the acquisition of SKS, Ohr completed a holding company reorganization in which Ohr merged with a wholly-owned subsidiary and a new parent corporation succeeded Ohr as a public holding company under the same name. The business operations of Ohr will not change as a result of the reorganization. The new holding company retains the name “Ohr Pharmaceutical, Inc.” Outstanding shares of the capital stock of the former Ohr Pharmaceutical, Inc. were automatically converted, on a share for share basis, into identical shares of common stock of the new holding company. As a result, stockholders will not need to exchange their old stock certificates. The common stock of the new holding company will continue to be listed on the NASDAQ Stock Market under the symbol “OHRP.” The certificate of incorporation, bylaws, executive officers and board of directors of the new holding company are the same in all substantive respects as those of the former Ohr Pharmaceutical, Inc. in effect immediately prior to the reorganization. In addition, the rights, privileges and interests of Ohr's stockholders will remain the same for the new holding company. Additional information can be found in the Form 8-K filed by Ohr with the Securities and Exchange Commission on June 2, 2014.

About Squalamine Eye Drops

Squalamine is an anti-angiogenic small molecule with a novel intracellular mechanism of action, which counteracts multiple growth factors implicated in the angiogenesis process. Ohr Pharmaceutical has developed a novel eye drop formulation of Squalamine for the treatment of wet-AMD, designed for self-administration, which may provide several potential advantages over the FDA approved current standards of care, which require intravitreal injections directly into the eye. The drug, using an intravenous administration in over 250 patients in Phase I and Phase II trials for the treatment of wet-AMD, showed favorable biological effect and maintained and improved visual acuity outcomes. In May 2012, the Squalamine Eye Drop program was granted Fast Track Designation by the U.S. FDA. A Phase II randomized, double blind, placebo-controlled study (OHR-002) to evaluate the efficacy and safety of Squalamine Eye Drops for the treatment of wet-AMD has completed enrollment and interim data is anticipated in mid to late June 2014. Three additional investigator sponsored trials (IST) are evaluating Squalamine eye drops for the treatment of proliferative diabetic retinopathy, retinal vein occlusion and diabetic macular edema, with one additional IST expected to be initiated in diabetic macular edema in the second calendar quarter of 2014.

About Ohr Pharmaceutical, Inc.

Ohr Pharmaceutical Inc. (OHRP) is a research and development company with a primary focus in ophthalmology. The Company's lead product, Squalamine, is currently being studied as an eye drop formulation in several company sponsored and investigator sponsored Phase 2 clinical trials for various back-of-the-eye diseases, including the wet form of age related macular degeneration, retinal vein occlusion, diabetic macular edema, and proliferative diabetic retinopathy. Ohr is also developing OHR/AVR118 for the treatment of cancer cachexia. Additional information on the Company can be found at found at www.ohrpharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and Ohr Pharmaceutical undertakes no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA or Health Canada will approve final testing or marketing of any pharmaceutical product. Ohr's most recent Annual Report and subsequent Quarterly Reports discuss some of the important risk factors that may affect our business, results of operations and financial condition. We disclaim any intent to revise or update publicly any forward-looking statements for any reason.

Contact:
Ohr Pharmaceutical Inc.	LifeSci Advisors, LLC
Investor Relations	Andrew McDonald
(877) 215-4813	(646) 597-6987
ir@ohrpharmaceutical.com	andrew@lifesciadvisors.com